EXHIBIT 5.1

March 28, 2019

Merchants Bancorp

11555 North Meridian Street, Suite 400

Carmel, Indiana 46032

Ladies and Gentlemen:

We have acted as counsel to Merchants Bancorp, an Indiana corporation (the “Corporation”), in connection with the preparation and filing of a registration statement on Form S-3 (No. 333-228721) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on December 7, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Corporation of up to 2,300,000 shares of 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, (the “Series A Preferred Stock”) (including up to 300,000 shares issuable upon exercise of the underwriter’s option to purchase additional shares) (the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement, including the prospectus and prospectus supplement and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Corporation’s first amended and restated articles of incorporation, including the articles of amendment designating the Series A Preferred Stock and second amended and restated by-laws, each as amended to the date hereof; (iii) corporate proceedings of the Corporation relating to the Registration Statement and the transactions contemplated thereby; (iv) the underwriting agreement between Merchants, Merchants Bank of Indiana and the underwriter named therein incorporated by reference as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed that (1) the parties to the documents (other than the Corporation) have the necessary power and authority to execute, deliver and perform their obligations under the respective documents, such execution, delivery and performance does not violate such parties’ organizational documents or relevant laws, and such parties have duly authorized, executed and delivered the documents; (2) the genuineness of signatures, and the documents to which such parties are signatories are valid and binding on the applicable parties; (3) the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals; (4) the conformity to the originals of all documents, records and certificates submitted to us as copies; (5) the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and when the Shares have been sold and issued upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the federal securities laws of the United States and the laws of the State of Indiana (excluding federal and state anti-fraud laws) including all applicable Indiana statutory provisions and published and available judicial decisions interpreting these laws, as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus, any prospectus supplement or other offering material regarding the Corporation or the Shares or their offer and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement, in the prospectus and any prospectus supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Krieg DeVault LLP

Krieg DeVault LLP